Exhibit 1.4

Dakota Real Estate Investment Trust

Selling Agency Extension Agreement

This Selling Agency Extension Agreement (the “Agreement”) is made as of this      day of September, 2018, by and between DAKOTA REAL ESTATE INVESTMENT TRUST (the “Trust”), and                          (“Selling Agent”).

Background of the Extension

The Trust and Selling Agent are parties to a Selling Agency Agreement (the “Selling Agreement”) dated         , 2017 with respect to the offering of the Trust’s Class A and Class B Shares at a price of $14.90 (the “Original Offering”) pursuant to an Offering Statement (the “Offering Statement”) on Form 1-A with respect to which the Securities and Exchange Commission (the “SEC”) issued its Notice of Qualification on September 29, 2017; and

In connection with the Original Offering, the Trust submitted applications to the securities administrators for the states of Arizona, Maryland, Minnesota, Nebraska, North Dakota and South Dakota (the “Departments”) for qualification of the Original Offering to investors domiciled in those states and such applications were  approved (the “Registrations”) subject to  expiration on either September 27 or 29, 2018; and

On behalf of the Selling Agent and certain other broker-dealers which elected to solicit subscriptions in the Original Offering, the Trust submitted the terms and arrangements for such participation to the Corporate Finance Department of the Financial Industry Regulatory Authority (“FINRA”); and

Whereas, the Trust intends to file an amendment to the Offering Statement so as to amend and restate the Offering Circular (as so amended and restated, the “Offering Circular”) which will include a modification of the offering price for the shares being offered and applications to extend the Registrations for the continuation of the Original Offering (as so continued, the “Offering”); and

Whereas, the Trust further intends to advise FINRA of the Selling Agent’s continued participation in the Offering in advance of its commencement; and

Whereas, the Trust and the Selling Agent desire to have the Selling Agent continue to solicit subscriptions on a non-exclusive basis.

Terms of the Extension

NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed as follows:

1.                                      The Trust represents and warrants to Selling Agent that:

(a) The Trust will use its best efforts to amend the Offering Statement, extend the Registrations and communicate to FINRA the extension of Selling Agent’s solicitation of subscriptions in the Offering.  The Trust will provide to the Selling Agent information regarding such efforts.

(b) The amended Offering Statement will fully comply with the provisions of the Securities Act and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, however, the Trust makes no representations or warranties as to the information contained in or omitted from the Offering Statement or any amendment in reliance upon and in conformity with information furnished in writing to the Trust by or on behalf of the Selling Agent or other selling agents engaged by the Trust.

(c) EideBailly LLP has been engaged by the Trust to audit certain of the financial statements of the Trust included in the Offering Statement and is an independent accountant with respect to the Trust as may be required by the Act.

(d) The financial statements filed with or as part of the Offering Statement present fairly the financial position, results of operations and changes in financial position of the Trust at the respective dates and for the respective periods indicated, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The Trust has no material contingent obligations that are not disclosed in the Offering Statement.

(e) The Shares conform to the description contained in the Offering Statement and are duly and validly authorized for issuance by the Trust.

(f) The Trust is a duly organized and validly existing trust in good standing under the laws of the state of North Dakota.

(g) The Trust will send to each subscriber a written confirmation of acceptance of their subscription and the Trust will return subscription funds received by the Trust to the extent a subscription is not accepted.  The Trust will provide a copy of confirmation and returns of funds to the Selling Agent.

2.                                      The Trust and the Selling Agent hereby agree that the engagement of the Selling Agent under the Selling Agreement shall continue on a non-exclusive and best efforts basis with respect to the Offering.  The Selling Agent will discontinue its solicitation under the Original Offering as of September   , 2018 and will not solicit subscriptions with respect to the Offering prior to the Trust giving notice to Selling Agent that the Offering Statement has been amended and the Registrations have been extended.

3.                                      The Selling Agent shall solicit subscriptions in the Offering in accordance with the terms of the Offering Circular.

4.                                      The Selling Agent agrees, represents and warrants to the Trust as follows:

(a) Selling Agent agrees to solicit subscriptions for the Shares in accordance with the terms and conditions of this Agreement and in compliance with the rules and practices of FINRA, the SEC and the Departments with which the Selling Agent is registered.

(b) Selling Agent and all of its registered representatives are validly registered with FINRA, the SEC and the Departments with which the Selling Agent is registered, and are authorized under existing federal and state laws to participate in the Offering;

(c) In soliciting subscriptions, Selling Agent will make no statements in contradiction to the information in the Offering Statement, will fully comply with the provisions of the Act, and will not make any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading;

(d) Selling Agent will not offer for sale, or sell, these shares to anyone to whom it would be illegal to offer or sell the Shares and will not submit any subscription earlier than five days after delivery to the subscriber of the Offering Circular;

(e) The Selling Agent Schedule set forth in the Selling Agreement remains complete and correct, except as supplemented or modified on the signature page hereof.

5.                                      The parties will promptly advise the other party and confirm in writing the happening of any event, or the threat or initiation of any action or proceeding, that would impair or prevent the offering of the Shares, including any stop orders, suspension or other regulatory orders.  The parties agree that they will not settle or conclude any regulatory action without first consulting with the other party in good faith.

6.                                      The Trust will be responsible for paying all costs and expenses relating to the preparation and filings with the SEC and the Departments and the preparation and printing of the Offering Circular.

7.                                      Selling Agent will be responsible for paying all of its solicitation costs and expenses in connection with the Offering, including travel, telephone, and other expenses incurred by its registered representatives.  Selling Agent will be responsible for all its internal costs and expenses in connection with review by FINRA and any broker/dealer regulations of a Department.

8.                                      As a compensation for its participation in the Offering, Selling Agent will continue to receive payment totaling 8% of the proceeds of all sales of Shares with respect to which the subscription was solicited by the Selling Agent.  All payments to the Selling Agent will be rounded down to the nearest penny.  No compensation will be due the Selling Agent with respect to subscriptions solicited by another selling agent and Trust may distribute and sell Shares without payment of compensation to the Selling Agent.

9.                                      Except as modified hereby, all terms of the Selling Agreement remain in effect.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

Dakota Real Estate Investment Trust
(the “Trust”)	(the “Selling Agent”)

By	By
Its.
Its.

Updates to Selling Agent Schedule

☐            There are no updates.

☐            The Schedule is updated as follows: